UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: October 1, 2008

POZEN Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina 27517
(Address of Principal Executive Offices) (Zip Code)

(919) 913-1030
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into A Material Definitive Agreement.

On October 1, 2008, POZEN Inc., a Delaware corporation (“POZEN”), and AstraZeneca AB, a Swedish corporation (“AstraZeneca”), entered into Amendment No. 2 (the “Amendment”) to that certain Collaboration and License Agreement, dated as of August 1, 2006, as amended, (the “Agreement”), regarding the development and commercialization of proprietary fixed dose combinations of the proton pump inhibitor (“PPI”) esomeprazole magnesium with the non-steroidal anti-inflammatory drug (“NSAID”) naproxen, in a single tablet for the management of pain and inflammation associated with conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID associated gastric ulcers.  The Amendment revises the timing of certain reimbursement obligations of AstraZeneca for development expenses incurred by POZEN relating to Additional Development Activities under the Agreement.  In addition, the Amendment updates the description of the target product profile studies of the Initial POZEN Product (as defined in the Agreement).

The foregoing is a summary of the material terms of the Amendment and does not purport to be complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc. (Registrant)

By:	/s/ William L. Hodges
William L. Hodges
Chief Financial Officer

Dated:  October 2, 2008